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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "EXPERTS" and to the use of our report dated February 5, 1999 (except for Note 11, as to which the
date is      , 1999) in the Registration Statement (Form S-1 No. 33-00000) and
the related Prospectus of musicmaker.com, Inc. (formerly The Music Connection Corporation) dated February 19, 1999.

                                          Ernst & Young LLP

Vienna, Virginia
       , 1999

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The foregoing consent is in the form that will be signed upon the completion of the restatement of the capital accounts for the reverse stock split as described in Note 11 to the financial statements.

                                          /s/ Ernst & Young LLP

Vienna, Virginia
February 19, 1999